UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2008 (June 4, 2008)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On June 4, 2008, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its second quarter ended April 30, 2008. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) for the second quarter of 2008, net income before restructuring charges and timberland disposals, net; (ii) for the second quarter of 2008, diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net; (iii) for the second quarter of 2007, net income before restructuring charges, a debt extinguishment charge and timberland disposals, net; (iv) for the second quarter of 2007, diluted earnings per Class A and Class B share before restructuring charges, a debt extinguishment charge and timberland disposals, net; (v) for the second quarter of both 2008 and 2007, operating profit before restructuring charges and timberland disposals, net and (vi) for the second quarter of both 2008 and 2007, operating profit before restructuring charges. Net income before restructuring charges and timberland disposals, net is equal to GAAP net income plus restructuring charges less timberland disposals, net, net of tax. Diluted earnings per Class A share and per Class B share before restructuring charges and timberland disposals, net is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges less timberland disposals, net, net of tax. Net income before restructuring charges, a debt extinguishment charge and timberland disposals, net is equal to GAAP net income plus restructuring charges plus a debt extinguishment charge less timberland disposals, net, net of tax. Diluted earnings per Class A share and per Class B share before restructuring charges, a debt extinguishment charge and timberland disposals, net is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges plus a debt extinguishment charge less timberland disposals, net, net of tax. Operating profit before restructuring charges and timberland disposals, net is equal to GAAP operating profit plus restructuring charges less timberland disposals, net. Operating profit before restructuring charges is equal to GAAP profit plus restructuring charges.

The Company discloses the non-GAAP Measures described in Items (i) through (v), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A share and per Class B share and operating profit since they exclude restructuring charges and a debt extinguishment charge, which are not representative of ongoing operations, and timberland disposals, net, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on June 4, 2008, announcing the financial results for its second quarter ended April 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: June 6, 2008	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on June 4, 2008, announcing the financial results for its second quarter ended April 30, 2008.